Investor Contact:                 Enrique Mayor-Mora
877-784-7167

Media Contact:                     Liz Brady, ICR
646-277-1226

DENNY’S CORPORATION REPORTS RESULTS FOR THE THIRD QUARTER 2010

SPARTANBURG, S.C., November 2, 2010 – Denny’s Corporation (NASDAQ: DENN) one of America’s largest full-service family restaurant chains, today reported results for its third quarter ended September 29, 2010.

Third Quarter Summary

•	Same-store guest counts rose 2.3% at company units, the strongest performance since the first quarter of 2005

•	Same-store sales decreased 0.7% at company units and 1.2% at franchised units

•	Opened 61 new units, including 48 Flying J conversion sites and 4 units at university locations

•	Secured industry veterans for the Chief Marketing Officer and Chief Operating Officer positions

•	Net income of $9.9 million, or $0.10 per diluted share

•	Adjusted income before taxes* grew by 3.7%, to $9.4 million

•	Refinanced all debt to lower cost credit facility of $300 million while increasing flexibility to perform stockholder friendly actions, subsequent to the end of the third quarter

     Debra Smithart-Oglesby, Interim Chief Executive Officer and Board Chair, stated, “Our third quarter results continued to show encouraging signs of progress towards our key areas of focus. We drove positive same-store guest count growth in the quarter in our company units due primarily to guest acceptance of the Denny’s everyday affordability strategy, led by the $2/$4/$6/$8 Value Menu. Our performance reflects four quarters of sequentially improving guest count trends.”

     “We continued to deliver profitable growth while maintaining an aggressive pace of conversions, as we opened 48 new Denny’s sites in Pilot’s Flying J Travel Centers.  Last, we brought aboard high-caliber experienced talent at the Senior Executive level through the hiring of Frances Allen as Denny’s Chief Marketing Officer and Robert Rodriguez as Chief Operating Officer and hired Interpublic Group’s Gotham as our new advertising agency.”

     Ms. Smithart-Oglesby concluded, “Our solid execution towards the strategic priorities of driving sales, growing profitability, and growing unit development in traditional and non-traditional venues in an increasingly franchised-based system continues to drive our ability to optimize the balance sheet and free cash flow. The Company’s recent $300 million refinancing of its credit facility is further evidence of the strength of our emerging business model.”

Third Quarter Results

For the third quarter of 2010, Denny’s reported total operating revenue, including company restaurant sales and franchise revenue, of $139.9 million compared with $146.1 million in the prior year quarter. Company restaurant sales decreased $9.4 million primarily due to 27 fewer equivalent company restaurants compared with the prior year quarter. The decrease in restaurants resulted from the sale of company restaurants to franchisees under FGI.

Company restaurant operating margin (as a percentage of company restaurant sales) was 14.9%, a decrease of 1.4 percentage points compared with the same period last year. Product costs increased 0.6 percentage points to 23.7% of sales primarily due to the impact of a higher mix of value priced items and increased commodity costs. Payroll and benefit costs increased 0.4 percentage points to 38.8% of sales due to higher restaurant management incentive compensation, partially offset by efficiency improvements in team labor and favorable worker’s compensation claims development. Other operating costs increased 0.4 percentage points to 16.0% of sales due to unfavorable legal claims development and new store opening expense associated with Flying J units, offset by lower utility and repairs and maintenance costs.

Franchise and license revenue increased by $3.3 million to $32.8 million compared with $29.5 million in the prior year quarter. The increase in franchise revenue included a $2.1 million increase in franchise fees, $0.9 million increase in royalties, and $0.3 million increase in franchise occupancy revenue. The franchise fee increase resulted from opening 55 franchise units in the third quarter of this year, which included 42 Flying J Travel Center conversions and four university locations. The royalty revenue increase was due to 63 additional equivalent franchise restaurants. In addition to opening 55 franchise units during the third quarter, Denny’s franchisees closed five restaurants and purchased two company units.

Franchise operating margin increased $1.6 million to $20.8 million, primarily due to the $2.1 million increase in franchise fee revenue and an additional 63 equivalent franchise restaurants, this was partially offset by lower same-store sales. Franchise operating margin (as a percentage of franchise and license revenue) was 63.3%, a decrease of 1.7 percentage points compared with the same quarter last year. The decrease in margin was primarily driven by temporary overhead costs associated with converting the Flying J sites.

General and administrative expenses increased $0.1 million from the same period last year. This increase was primarily driven by senior executive recruiting costs incurred in the quarter, offset by lower stock-based compensation expense during the quarter.

Depreciation and amortization expense declined by $0.5 million compared with the prior year quarter primarily as a result of the sale of restaurants and real estate over the past year. Operating gains, losses and other charges, net, which reflect restructuring charges, exit costs, impairment charges and gains or losses on the sale of assets, decreased $0.7 million in the quarter. The decrease resulted from higher severance and other restructuring charges, primarily related to Denny’s former CEO, partially offset by $0.6 million more gains on the sale of company restaurants and real estate to franchisees.

Operating income for the quarter decreased $1.7 million from the prior year period to $16.9 million, primarily due to a $6.1 million decrease in total operating revenue attributable to the sale of company restaurants.

Interest expense decreased $1.7 million, or 21.2%, to $6.4 million as a result of the termination of our interest rate swap in late 2009 and a $42.5 million reduction in debt from the prior year period. Other nonoperating expense increased $0.6 million in the quarter.

Denny’s reported net income of $9.9 million for the third quarter, or $0.10 per diluted common share, compared with prior year period net income of $10.0 million, or $0.10 per diluted common share. Adjusted income before taxes*, Denny’s metric for earnings guidance, increased $0.3 million in the third quarter to $9.4 million. This measure, which is used as an internal profitability metric, excludes restructuring charges, exit costs, impairment charges, asset sale gains and losses, share-based compensation, other nonoperating expenses and income taxes.

Business Outlook

Based on year-to-date results and management’s expectations at this time, Denny’s is reaffirming its financial guidance for full-year 2010 and is raising its expectations for:
o	restaurant unit development
o	cash capital expenditure to support new unit growth
o	cash interest, which is being updated to reflect Denny’s new lower cost credit facility

Component – Full Year 2010	Previous Guidance (as announced in the second quarter earnings release on August 3, 2010)	Updated Guidance
Company Same-Store Sales	(4.0%) to (2.0%)	(4.0%) to (2.0%)
Franchise Same-Store Sales	(5.0%) to (3.0%)	(5.0%) to (3.0%)
New Company Units	11 (includes 10 Flying J sites)	24 (includes 21 Flying J sites and 2 Denny’s Fast Casual (Café) test sites)
New Franchise Units	100 (includes 70 Flying J sites and 4 university sites)	102 (includes 70 Flying J sites and 6 university sites)
Total New Unit Openings	111 (Includes 80 Flying J sites)	126 (Includes 91 Flying J sites)
Adjusted EBITDA* ($M)	$71 to $75 (excluding restructure costs related to former CEO)	$71 to $75 (including restructure costs related to former CEO)
Adjusted Income Before Taxes* ($M)	$23 to $28	$23 to $28
Cash Interest Expense ($M)	$24	$23
Cash Capital Expenditure ($M)	$21 (includes $5.7 million for the Flying J sites)	$29 (includes $12.0 million for the Flying J sites)

* Please refer to the historical reconciliation of net income to adjusted income before taxes and adjusted EBITDA included in the tables below.

Further Information

Denny’s will provide further commentary on the results for the third quarter of 2010 on its quarterly investor conference call today, Tuesday, November 2, 2010 at 5:00 p.m. ET.  Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at ir.dennys.com.  A replay of the call may be accessed at the same location later in the day and will remain available for 30 days.

Denny’s is one of America’s largest full-service family restaurant chains, consisting of 1,380 franchised and licensed units and 232 company-owned units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s strategic and operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009 (and in the Company’s subsequent quarterly reports on Form 10-Q).

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter	Quarter
	Ended	Ended
(In thousands, except per share amounts)	9/29/10	9/30/09

Revenue:
Company restaurant sales	$107,171	$116,579
Franchise and license revenue	32,761	29,485
Total operating revenue	139,932	146,064
Costs of company restaurant sales	91,193	97,591
Costs of franchise and license revenue	12,009	10,308
General and administrative expenses	14,375	14,313
Depreciation and amortization	7,320	7,865
Operating (gains), losses and other charges, net	(1,900)	(2,648)
Total operating costs and expenses	122,997	127,429
Operating income	16,935	18,635
Other expenses:
Interest expense, net	6,394	8,117
Other nonoperating expense (income), net	188	(363)
Total other expenses, net	6,582	7,754
Income before income taxes	10,353	10,881
Provision for income taxes	419	848
Net income	$9,934	$10,033

Net income per share:
Basic	$0.10	$0.10
Diluted	$0.10	$0.10

Weighted average shares outstanding:
Basic	99,579	96,506
Diluted	101,355	99,158

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Quarters	Three Quarters
	Ended	Ended
(In thousands, except per share amounts)	9/29/10	9/30/09

Revenue:
Company restaurant sales	$320,255	$377,655
Franchise and license revenue	92,326	89,982
Total operating revenue	412,581	467,637
Costs of company restaurant sales	275,091	324,783
Costs of franchise and license revenue	35,498	32,295
General and administrative expenses	40,560	44,067
Depreciation and amortization	21,984	24,592
Operating (gains), losses and other charges, net	(1,594)	(6,101)
Total operating costs and expenses	371,539	419,636
Operating income	41,042	48,001
Other expenses:
Interest expense, net	19,306	24,847
Other nonoperating expense (income), net	746	(1,594)
Total other expenses, net	20,052	23,253
Income before income taxes	20,990	24,748
Provision for income taxes	1,010	1,072
Net income	$19,980	$23,676

Net income per share:
Basic	$0.20	$0.25
Diluted	$0.20	$0.24

Weighted average shares outstanding:
Basic	98,646	96,221
Diluted	101,484	98,295

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	9/29/10	12/30/09

ASSETS
Current Assets
Cash and cash equivalents	$40,638	$26,525
Receivables, net	13,718	18,106
Assets held for sale	6,541	-
Other	15,003	13,714
	75,900	58,345

Property, net	118,090	131,484
Goodwill	31,892	32,440
Intangible assets, net	52,888	55,110
Other assets	33,908	35,248
Total Assets	$312,678	$312,627

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Current maturities of notes and debentures	$754	$900
Current maturities of capital lease obligations	3,899	3,725
Accounts payable	19,248	22,842
Other current liabilities	62,738	64,641
	86,639	92,108
Long-Term Liabilities
Notes and debentures, less current maturities	239,446	254,357
Capital lease obligations, less current maturities	18,960	19,684
Other	70,057	73,976
	328,463	348,017
Total Liabilities	415,102	440,125
Total Shareholders' Deficit	(102,424)	(127,498)
Total Liabilities and Shareholders' Deficit	$312,678	$312,627

Debt Balances

(In thousands)	9/29/10	12/30/09

Credit facility revolver loans due 2011	$-	$-
Credit facility term loans due 2012	65,000	80,000
Capital leases and other debt	23,059	23,666
Senior notes due 2012	175,000	175,000
Total Debt	$263,059	$278,666

DENNY’S CORPORATION
Income, EBITDA and G&A Reconciliations
(Unaudited)

	Quarter	Quarter	Three Quarters	Three Quarters
Income and EBITDA Reconciliation	Ended	Ended	Ended	Ended
(In millions)	9/29/10	9/30/09	9/29/10	9/30/09

Net income	$9.9	$10.0	$20.0	$23.7

Provision for income taxes	0.4	0.8	1.0	1.1
Operating (gains), losses and other charges, net	(1.9)	(2.6)	(1.6)	(6.1)
Other nonoperating expense (income), net	0.2	(0.4)	0.7	(1.6)
Share-based compensation	0.8	1.2	2.0	3.9

Adjusted income before taxes (1)	$9.4	$9.1	$22.2	$21.0

Interest expense, net	6.4	8.1	19.3	24.8
Depreciation and amortization	7.3	7.9	22.0	24.6
Cash payments for restructuring charges and exit costs	(1.1)	(1.0)	(3.4)	(4.6)
Cash payments for share-based compensation	(0.6)	(0.7)	(1.6)	(2.4)

Adjusted EBITDA (1)	$21.4	$23.4	$58.5	$63.3

	Quarter	Quarter	Three Quarters	Three Quarters
General and Administrative Expenses Reconciliation	Ended	Ended	Ended	Ended
(In millions)	9/29/10	9/30/09	9/29/10	9/30/09

Share-based compensation	$0.8	$1.2	$2.0	$3.9
Other general and administrative expenses	13.6	13.1	38.6	40.2
Total general and administrative expenses	$14.4	$14.3	$40.6	$44.1

(1)
We believe that, in addition to other financial measures, Adjusted Income Before Taxes and Adjusted EBITDA are appropriate indicators to assist in the evaluation of our operating performance on a period-to-period basis.  We also use Adjusted Income and Adjusted EBITDA internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees.  Adjusted EBITDA is also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our senior credit facility for the computation of our debt covenant ratios.  However, Adjusted Income and Adjusted EBITDA should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter		Quarter
	Ended		Ended
(In millions)	9/29/10		9/30/09

Company restaurant operations: (2)
Company restaurant sales	$107.2	100.0%	$116.6	100.0%
Costs of company restaurant sales:
Product costs	25.4	23.7%	26.9	23.1%
Payroll and benefits	41.5	38.8%	44.7	38.4%
Occupancy	7.1	6.6%	7.8	6.7%
Other operating costs:
Utilities	4.9	4.6%	5.9	5.0%
Repairs and maintenance	1.8	1.6%	2.5	2.1%
Marketing	4.6	4.3%	4.5	3.9%
Legal settlements	0.6	0.6%	0.0	0.0%
Other	5.2	4.9%	5.3	4.5%
Total costs of company restaurant sales	$91.2	85.1%	$97.6	83.7%
Company restaurant operating margin (3)	$16.0	14.9%	$19.0	16.3%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$18.7	57.0%	$17.8	60.4%
Initial and other fee revenue	2.8	8.4%	0.7	2.2%
Occupancy revenue	11.3	34.6%	11.0	37.4%
Total franchise and license revenue	$32.8	100.0%	$29.5	100.0%

Costs of franchise and license revenue
Direct franchise costs	$3.3	10.0%	$1.7	5.7%
Occupancy costs	8.7	26.7%	8.6	29.3%
Total costs of franchise and license revenue	$12.0	36.7%	$10.3	35.0%
Franchise operating margin (3)	$20.8	63.3%	$19.2	65.0%

Total operating revenue (1)	$139.9	100.0%	$146.1	100.0%
Total costs of operating revenue (1)	103.2	73.8%	107.9	73.9%
Total operating margin (1)(3)	$36.7	26.2%	$38.2	26.1%

Other operating expenses: (1)(3)
General and administrative expenses	$14.4	10.3%	$14.3	9.8%
Depreciation and amortization	7.3	5.2%	7.9	5.4%
Operating gains, losses and other charges, net	(1.9)	(1.4%)	(2.6)	(1.8%)
Total other operating expenses	$19.8	14.1%	$19.5	13.4%

Operating income (1)	$16.9	12.1%	$18.6	12.8%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.  As such, operating margin is considered a non-GAAP financial measure.  Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Three Quarters		Three Quarters
	Ended		Ended
(In millions)	9/29/10		9/30/09

Company restaurant operations: (2)
Company restaurant sales	$320.3	100.0%	$377.7	100.0%
Costs of company restaurant sales:
Product costs	75.6	23.6%	88.5	23.4%
Payroll and benefits	129.1	40.3%	154.6	40.9%
Occupancy	21.4	6.7%	24.9	6.6%
Other operating costs:
Utilities	14.0	4.4%	18.3	4.8%
Repairs and maintenance	5.7	1.8%	7.6	2.0%
Marketing	13.5	4.2%	14.1	3.7%
Legal settlements	0.8	0.3%	0.4	0.1%
Other	15.1	4.7%	16.4	4.3%
Total costs of company restaurant sales	$275.1	85.9%	$324.8	86.0%
Company restaurant operating margin (3)	$45.2	14.1%	$52.9	14.0%

Franchise operations: (4)
Franchise and license revenue
Royalty and license revenue	$54.5	59.0%	$53.7	59.7%
Initial and other fee revenue	3.9	4.2%	3.6	4.0%
Occupancy revenue	33.9	36.8%	32.7	36.3%
Total franchise and license revenue	$92.3	100.0%	$90.0	100.0%

Costs of franchise and license revenue
Direct franchise costs	$9.4	10.2%	$7.1	7.8%
Occupancy costs	26.1	28.2%	25.2	28.1%
Total costs of franchise and license revenue	$35.5	38.4%	$32.3	35.9%
Franchise operating margin (3)	$56.8	61.6%	$57.7	64.1%

Total operating revenue (1)	$412.6	100.0%	$467.6	100.0%
Total costs of operating revenue (1)	310.6	75.3%	357.1	76.4%
Total operating margin (1)(3)	$102.0	24.7%	$110.6	23.6%

Other operating expenses: (1)(3)
General and administrative expenses	$40.6	9.8%	$44.1	9.4%
Depreciation and amortization	22.0	5.3%	24.6	5.3%
Operating gains, losses and other charges, net	(1.6)	(0.4%)	(6.1)	(1.3%)
Total other operating expenses	$61.0	14.8%	$62.6	13.4%

Operating income (1)	$41.0	9.9%	$48.0	10.3%

(1)	As a percentage of total operating revenue
(2)	As a percentage of company restaurant sales
(3)
Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue.  As such, operating margin is considered a non-GAAP financial measure.  Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with U.S. generally accepted accounting principles.

(4)	As a percentage of franchise and license revenue

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Quarter	Quarter	Three Quarters	Three Quarters
Same-Store Sales	Ended	Ended	Ended	Ended
(increase/(decrease) vs. prior year)	9/29/10	9/30/09	9/29/10	9/30/09

Same-Store Sales
Company Restaurants	(0.7%)	(6.6%)	(4.2%)	(2.9%)
Franchised Restaurants	(1.2%)	(7.3%)	(4.5%)	(4.5%)
System-wide Restaurants	(1.1%)	(7.1%)	(4.4%)	(4.1%)

Company Restaurant Sales Detail
Guest Check Average	(2.9%)	0.8%	(1.8%)	1.1%
Guest Counts	2.3%	(7.3%)	(2.4%)	(4.0%)

	Quarter	Quarter	Three Quarters	Three Quarters
Average Unit Sales	Ended	Ended	Ended	Ended
($ in thousands)	9/29/10	9/30/09	9/29/10	9/30/09

Company Restaurants	$462	$450	$1,368	$1,365

Franchised Restaurants	$348	$348	$1,029	$1,067

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 6/30/10	228	1,328	1,556

Units Opened	6	55	61
Units Refranchised	(2)	2	0
Units Closed	0	(5)	(5)
Net Change	4	52	56

Ending Units 9/29/10	232	1,380	1,612

Equivalent Units
Third Quarter 2010	232	1,348	1,580
Third Quarter 2009	259	1,285	1,544
	(27)	63	36

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total

Ending Units 12/30/09	233	1,318	1,551

Units Opened	10	68	78
Units Refranchised	(11)	11	0
Units Closed	0	(17)	(17)
Net Change	(1)	62	61

Ending Units 9/29/10	232	1,380	1,612

Equivalent Units
Year-to-Date 2010	234	1,330	1,564
Year-to-Date 2009	277	1,266	1,543
	(43)	64	21